EXHIBIT 32

In connection with the Quarterly Report of GeoSolar Technologies, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), A. Stone Douglass, the Company’s Chief Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

May 19, 2025	By:	/s/ A. Stone Douglass
A. Stone Douglass, Principal Executive, Financial, and Accounting Officer